Exhibit 10.4

FORM OF ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT made effective the • day of • 2007; by and between CAPITAL PRODUCT PARTNERS L.P., a limited partnership duly organized and existing under the laws of the Marshall Islands with its registered office at c/o Capital Ship Management Corp., 3 Iassonos Street, Piraeus, 18537, Greece (“CLP”) and CAPITAL SHIP MANAGEMENT CORP., a company duly organized and existing under the laws of Panama with its registered office at Hong Kong Bank building, 6th floor, Samuel Lewis Avenue, Panama, and a representative office established in Greece at 3, Iassonos street, Piraeus Greece (“CSM”).

WHEREAS:

A.   CLP, a limited partnership whose units will be listed and will trade on the Nasdaq Global Market, owns vessels and requires certain administrative support services for the operation of its fleet; and

B.   CLP wishes to engage CSM to provide such administrative support services to CLP on the terms set out herein.

NOW THEREFORE, the parties agree that, in consideration for CSM providing the administrative support services set forth in Schedule “A” to this Agreement (the “Services”), and subject to the Terms and Conditions attached hereto, CLP shall reimburse CSM the costs and expenses incurred by CSM in the manner provided for in Schedule “B” to this Agreement (the “Costs and Expenses”).

IN WITNESS WHEREOF the Parties have executed this Agreement by their duly authorized signatories with effect on the date first above written.

CAPITAL PRODUCT PARTNERS L.P. BY ITS GENERAL PARTNER, CAPITAL GP L.L.C.,

By:

Name:
Title:

CAPITAL SHIP MANAGEMENT CORP.,

By:

Name:
Title:

ARTICLE I

TERMS AND CONDITIONS

Section 1. Definitions. In this Agreement, the term:

“Change of Control” means with respect to any entity, an event in which securities of any class entitling the holders thereof to elect a majority of the members of the board of directors or other similar governing body of the entity are acquired, directly or indirectly, by a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), who did not immediately before such acquisition own securities of the entity entitling such person or group to elect such majority (and for the purpose of this definition, any such securities held by another person who is related to such person shall be deemed to be owned by such person);

“Limited Partnership Agreement” means the amended and restated agreement of limited partnership of CLP dated as of • , as from time to time amended;

“CGP” means Capital GP L.L.C., a Marshall Islands limited liability company that is the general partner of CLP;

“CLP Group” means CLP, CGP and subsidiaries of CLP;

“Costs and Expenses” has the meaning set forth in Schedule B to this Agreement; and

“Unitholders” means holders of units representing limited partnership interests in CLP.

Section 2. General. CSM shall provide all or such portion of the Services, in a commercially reasonable manner, as CLP, may from time to time direct, all under the supervision of CLP, as represented by CGP in its capacity as the general partner of CLP.

Section 3. Covenants. During the term of this Agreement CSM shall:

(a) diligently provide or sub-contract for the provision of (in accordance with Section 19 hereof) the Services to CLP as an independent contractor, and be responsible to CLP for the due and proper performance of same;

(b) retain at all times a qualified staff so as to maintain a level of expertise sufficient to provide the Services; and

(c) keep full and proper books, records and accounts showing clearly all transactions relating to its provision of Services in accordance with established general commercial practices and in accordance with United States generally accepted accounting principles, and allow CLP and its representatives to audit and examine such books, records and accounts at any time during customary business hours.

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Section 4. Non-exclusivity. CSM and its employees may provide services of a nature similar to the Services to any other person. There is no obligation for CSM to provide the Services to CLP on an exclusive basis.

Section 5. Confidential Information. CSM shall be obligated to keep confidential, both during and after the term of this Agreement, all information it has acquired or developed in the course of providing Services under this Agreement. CLP shall be entitled to any equitable remedy available at law or equity, including specific performance, against a breach by CSM of this obligation. CSM shall not resist such application for relief on the basis that CLP has an adequate remedy at law, and CSM shall waive any requirement for the securing or posting of any bond in connection with such remedy.

Section 6. Reimbursement of Costs and Expenses. In consideration for CSM providing the Services, CLP shall reimburse CSM the Costs and Expenses in the manner provided in Schedule “B” to this Agreement.

Section 7. General Relationship Between The Parties.  The relationship between the parties is that of independent contractor. The parties to this Agreement do not intend, and nothing herein shall be interpreted so as, to create a partnership, joint venture, employee or agency relationship between CSM and any one or more of CLP, CGP in its capacity as general partner on behalf of CLP or any member of the CLP Group.

Section 8. Indemnity. CLP shall indemnify and hold harmless CSM and its employees and agents against all actions, proceedings, claims, demands or liabilities which may be brought against them due to this Agreement including, without limitation, all actions, proceedings, claims, demands or liabilities brought under the environmental laws of any jurisdiction, and against and in respect of all costs and expenses (including legal costs and expenses on a full indemnity basis) they may suffer or incur due to defending or settling same, provided however that such indemnity shall exclude any or all losses, actions, proceedings, claims, demands, costs, damages, expenses and liabilities whatsoever which may be caused by or due to the fraud, gross negligence or willful misconduct of CSM or its employees or agents.

Section 9. NO CONSEQUENTIAL DAMAGES. NEITHER CSM NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY CLP, OR FOR PUNITIVE DAMAGES, WITH RESPECT TO ANY TERM OR THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, FRAUD, MISREPRESENTATION AND OTHER TORTS.

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Section 10. Term And Termination. This Agreement shall have an initial term of five years unless terminated by either party hereto on not less than one hundred and twenty (120) days notice if:

(a)           in the case of CLP, there is a Change of Control of CSM and in the case of CSM, if there is a Change of Control of CGP or CLP;

(b)           in the case of CSM and at the election of CSM, there is a Change of Control of CLP;

(c)           the other party breaches this Agreement;

(d)           a receiver is appointed for all or substantially all of the property of the other party;

(e)           an order is made to wind-up the other party;

(f)            a final judgment, order or decree which materially and adversely affects the ability of the other party to perform this Agreement shall have been obtained or entered against that party and such judgment, order or decree shall not have been vacated, discharged or stayed; or

(g)           the other party makes a general assignment for the benefit of its creditors, files a petition in bankruptcy or for liquidation, is adjudged insolvent or bankrupt, commences any proceeding for a reorganization or arrangement of debts, dissolution or liquidation under any law or statute or of any jurisdiction applicable thereto or if any such proceeding shall be commenced.

Section 11. Costs and Expenses Upon Termination. Upon termination of this Agreement in accordance with Section 10 hereof, CLP shall be obligated to pay CSM any and all amounts payable pursuant to Section 6 hereof for Services provided prior to the time of termination.

Section 12. Surrender Of Books And Records. Upon termination of this Agreement, CSM shall forthwith surrender to CLP any and all books, records, documents and other property in the possession or control of CSM relating to this Agreement and to the business, finance, technology, trademarks or affairs of CLP and any member of the CLP Group and, except as required by law, shall not retain any copies of same.

Section 13. Force Majeure. Neither party shall be liable for any failure to perform this Agreement due to any cause beyond its reasonable control.

Section 14. Entire Agreement. This Agreement forms the entire agreement between the parties with respect to the subject matter hereof and supersedes and replaces all previous agreements, written or oral, with respect to the subject matter hereof.

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Section 15. Severability. If any provision herein is held to be void or unenforceable, the validity and enforceability of the remaining provisions herein shall remain unaffected and enforceable.

Section 16. Currency. Unless stated otherwise, all currency references herein are to United States Dollars.

Section 17. Law And Arbitration. This Agreement shall be governed by the laws of England. Any dispute under this Agreement shall be put to arbitration in England, a jurisdiction to which the parties hereby irrevocably submit.

Section 18. Notice. Notice under this Agreement shall be given (via hand delivery or facsimile) as follows:

If to CLP:

3 Iassonos Street

Piraeus, 18537 Greece

Attn: Ioannis E. Lazaridis

Fax: +30 210 428 4285

If to CSM:

3 Iassonos Street

Piraeus, 18537 Greece

Attn: Director

Fax: +30 210 428 4285

Section 19. Sub-contracting And Assignment. CSM shall not assign this Agreement to any party that is not a subsidiary or affiliate of CSM except upon written consent of CLP. CSM may freely sub-contract or sub-license this Agreement, so long as CSM remains liable for performance of the Services and its obligations under this Agreement.

Section 20. Waiver. The failure of either party to enforce any term of this Agreement shall not act as a waiver. Any waiver must be specifically stated as such in writing.

Section 21. Affiliates. This Agreement shall be binding upon and inure to the benefit of the affiliates of CLP and/or CSM.

Section 22. Counterparts. This Agreement may be executed in one or more signed counterparts, facsimile or otherwise, which shall together form one instrument.

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SCHEDULE A

SERVICES

CSM shall provide such of the following administrative support services (the “Services”) to CLP, as CGP may from time to time request and direct CSM to provide pursuant to Section 1.02:

(a)                                  Keep and maintain at all times books, records and accounts which shall contain particulars of receipts and disbursements relating to the assets and liabilities of CLP and such books, records and accounts shall be kept pursuant to normal commercial practices that will permit CLP to prepare or cause to be prepared financial statements in accordance with U.S. generally accepted accounting principles and in each case shall also be in accordance with those required to be kept by CLP under applicable federal securities laws and regulations in the United States and as CLP is required to keep and file under applicable foreign taxing regulations and the U.S. Internal Revenue Code of 1986 and the regulations applicable with respect thereto, all as amended from time to time;

(b)                                 Prepare all such returns, filings and documents, for review and approval by CLP as may be required under the Limited Partnership Agreement as well as such other returns, filings, documents and instruments as may from time to time be requested or instructed by CLP; and file such documents, as applicable, as directed by CLP with the relevant authority;

(c)                                  Provide, or arrange for the provision of, advisory services to CLP with respect to CLP’s obligations under applicable securities laws and regulations in the United States and assist CLP in arranging for compliance with continuous disclosure obligations under applicable securities laws and regulations and the rules and regulations of the Nasdaq Global Market and any other securities exchange upon which CLP’s securities are listed, including the preparation for review, approval and filing by CLP of reports and other documents with all applicable regulatory authorities, providing that nothing herein shall permit or authorize CSM to act for or on behalf of CLP in its relationship with regulatory authorities except to the extent that specific authorization may from time to time be given by CLP;

(d)                                 Provide, or arrange for the provision of, advisory, clerical and investor relations services to assist and support CLP in its communications with its Unitholders, including in connection with disclosures that may be required for regulatory compliance to its Unitholders and the wider financial markets, as CLP may from time to time request or direct, provided that nothing herein shall permit or authorize CSM to determine the content of any such communications by CLP to its Unitholders and the wider financial markets;

(e)                                  At the request and under the direction of CLP, handle, or arrange for the handling of, all administrative and clerical matters in respect of (i) the call and arrangement of all meetings of the Unitholders pursuant to the Limited Partnership Agreement, (ii) the preparation of all materials (including notices of meetings and information circulars) in respect thereof and (iii) the submission of all such materials to CLP in sufficient time prior to the dates upon which they must be mailed, filed or otherwise relied upon so that CLP has full opportunity to review them, approve them, execute them and return them to CSM for filing or mailing or other disposition as CLP may require or direct;

(f)                                    Provide, or arrange for the provision of, or secure sufficient and necessary office space, equipment and personnel including all accounting, clerical, secretarial, corporate and administrative services as may be reasonably necessary for the performance of CLP’s business;

(g)                                 Arrange for the provision of such audit, accounting, legal, insurance and other professional services as are reasonably required by CLP from time to time in connection with the discharge of its responsibilities under the Limited Partnership Agreement, to the extent such advice and analysis can be reasonably provided or arranged by CSM, provided that nothing herein shall permit CSM to select the auditor of CLP, which shall be selected in accordance with the provisions for the appointment of the auditor pursuant to the Limited Partnership Agreement or as otherwise be required by law governing CLP, or to communicate with the auditor other than in the ordinary course of making such books and records available for review as the auditors may require and to respond to queries from the auditors with respect to the accounts and statements prepared by, or arranged by, CSM, and in particular CSM will not have any of the authorities, rights or responsibilities of the audit committee of CSM, but shall provide, or arrange for the provision of, information to such committee as may from time to time be required or requested; and provided further that nothing herein shall entitle CSM to retain legal counsel for CLP unless such selection is specifically approved by CSM;

(h)                                 Provide, or arrange for the provision of, such assistance and support as CLP may from time to time request in connection with any new or existing financing for CLP, such assistance and support to be provided in accordance with the direction, and under the supervision of CLP, as represented by CGP in its capacity as the general partner of CLP;

(i)                                     Provide, or arrange for the provision of, such administrative and clerical services as may be required by CLP to support and assist CLP in considering any future acquisitions or divestments of assets of CLP, all under the direction and under the supervision of CLP, as represented by CGP in its capacity as the general partner of CLP;

(j)                                     Provide, or arrange for the provision of, such support and assistance to CLP as CLP may from time to time request in connection with any future offerings of Units that CLP may at any time determine is desirable for CLP, all under the direction and supervision of CLP, as represented by CGP in its capacity as the general partner of CLP;

(k)                                  Provide, or arrange for the provision of, at the request and under the direction of CLP, such communications to the transfer agent for CLP as may be necessary or desirable;

(l)                                     Prepare and provide, or arrange for the preparation and provision of, regular cash reports and other accounting information for review by CLP, so as to permit and enable CLP to make all determinations of financial matters required to be made pursuant to the Limited Partnership Agreement, including the determination of amounts available for distribution by CLP to its Unitholders, and to assist CLP in making arrangements with the transfer agent for CLP for the payment of distributions to the Unitholders in accordance with the Limited Partnership Agreement;

(m)                               Provide, or arrange for the provision of, such assistance to CLP as CLP may request or direct with respect to the performance of the obligations to the Unitholders under the Limited Partnership Agreement and to provide monitoring of various obligations and rights under agreements entered into by CLP and provide advance reports on a timely basis to CLP advising of steps, procedures and compliance issues under such agreements, so as to enable CLP, through its general partner to make all such decisions as would be necessary or desirable thereunder;

(n)                                 Provide, or arrange for the provision of, such additional administrative and clerical services pertaining to CLP, the assets and liabilities of CLP and the Unitholders and matters incidental thereto as may be reasonably requested by CLP from time to time;

(o)                                 Negotiate and arrange, at the request and under the direction of CLP, for interest rate swap agreements, foreign currency contracts, forward exchange contracts and any other hedging arrangements;

(p)                                 Provide, or arrange for the provision of, IT services;

(q)                                 Maintain, or arrange for the maintenance of, CLP’s and CLP’s subsidiaries’ existence and good standing in necessary jurisdictions;

(r)                                    Negotiate, at the request and under the direction of CLP, loan and credit terms with lenders and monitor and maintain compliance therewith;

(s)                                  Provide, or arrange for the provision of, at the request and under the direction of CLP, cash management and services, including assistance with preparation of budgets, overseeing banking services and bank accounts and arranging for the deposit of funds; and

(t)                                    Monitor the performance of investment managers.

SCHEDULE B

COSTS AND EXPENSES

Within 30 days after the end of each month, CSM shall submit to CLP for payment an invoice for reimbursement of all costs and expenses reasonably incurred by CSM (the “Costs and Expenses”) in connection with the provision of the Services listed in Schedule A by CSM to CLP for such month. Each statement will contain such supporting detail as may be reasonably required to validate such amounts due.

CLP shall make payment within 15 days of the date of each invoice (any such day on which a payment is due, the “Due Date”). All invoices for Services are payable in U.S. dollars. All amounts not paid within 10 days after the Due Date shall bear interest at the rate of 1.00% per annum over US$ LIBOR from such Due Date until the date payment is received in full by CSM.

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